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                                                                    EXHIBIT 23.5



                     CONSENT OF TUCKER ANTHONY INCORPORATED



November 27, 2000



Board of Directors
GSB Financial Corp.
1 South Church Street
Goshen, NY 10924



Members of the Board:



    We hereby consent to the use in the Registration Statement on Form S-4 of our opinion relating to the fairness to the shareholders of GSB Financial Corp., from a financial point of view, of the terms of the merger between Berkshire Bancorp Inc. and GSB Financial Corp. and to the references to Tucker Anthony Incorporated in the Joint Proxy Statement/Prospectus constituting part of this registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term 'experts' as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



TUCKER ANTHONY INCORPORATED



By:         /S/ EDWARD T. LUTZ
    ..................................
             EDWARD T. LUTZ
                PRINCIPAL



New York, NY
Date: November 27, 2000